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                                    EXHIBIT 10.55

                            AMENDMENT TO LICENSE AGREEMENT



     This Amendment to the License Agreement (the "Amendment") dated this ninth day of December, 1997, is made by and between Vista Medical Technologies, Inc. ("Vista"), a Delaware Corporation, located at 5451 Avenida Encinas, Suite A, Carlsbad, CA 92008 and Kaiser Aerospace & Electronics Corporation ("Kaiser"), a California Corporation, located at 950 Tower Lane, Foster City, CA 94404.

     Reference is made to the License Agreement dated July 19, 1995 by and between Vista and Kaiser. Terms used herein and not otherwise defined shall have the meaning as set forth in the License Agreement.

     WHEREAS, Vista and Kaiser desire to amend the License Agreement in the manner hereinafter provided;

     NOW THEREFORE, in consideration of the agreements set forth herein, Vista and Kaiser hereby amend the License Agreement as of the date set forth above (the "Effective Date") as follows:

     1. Section 1.1 is amended to delete the word "perpetual" from the second line and from the seventh line. The last sentence in Section 1.1 is amended to read "For purposes of this Agreement, the "Field" shall be defined as medical applications using Head Mounted Displays for surgical, clinical, including clinical research, medical diagnostic and interventional purposes."

     2. Section 1.3 is amended to read "The License granted in Section 1.1 shall become non-exclusive if and only if Vista has (i) failed to develop, with the intent to market, a functional benchmark prototype of a Product incorporating the Device within five (5) years following the effective date of this Amendment or the termination date of the Manufacturing Supply Agreement, as amended, whichever shall occur first, and (ii) has not, before the expiration date of such period, entered into a development program for a Product incorporating the Device with Kaiser or Kaiser-affiliated company
(iii) provided, however, that in no case will the License become non-exclusive before August 31, 1998."


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     3.   Section 2.1 is amended to read "This Agreement shall continue in effect for a period of five (5) years from the effective date unless and until terminated as provided in this Section 2."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective duly authorized representatives as of the effective date.

VISTA MEDICAL TECHNOLOGIES, INC.


By: /s/ John Lyon
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Its: President and CEO
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KAISER AEROSPACE & ELECTRONICS CORPORATION


By: /s/ S. J. Hill
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Its: President and CEO
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